UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   December 4, 2013
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510) 724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2013, Bio-Rad Laboratories, Inc. (the “Company”) appointed Robert M. Malchione to its Board of Directors effective January 1, 2014. Mr. Malchione will stand for election to the Board along with the Company’s other directors at the Company’s annual meeting of stockholders in April 2014. There is no arrangement or understanding pursuant to which Mr. Malchione was appointed as director.

On the same basis as the other non-employee directors of the Company, Mr. Malchione will be entitled to receive an annual fee of $85,000 and reimbursement of travel expenses relating to Board meetings.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release of Bio-Rad Laboratories, Inc. dated December 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	December 10, 2013	By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Bio-Rad Laboratories, Inc. dated December 10, 2013

Exhibit 99.1
Press Release

Bio-Rad Announces the Appointment of New Board Member

HERCULES, CA - December 10, 2013 - Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a multinational manufacturer and distributor of life science research and clinical diagnostics products, announced today that Robert M. Malchione has been appointed to its Board of Directors effective January 1, 2014. Mr. Malchione will stand for election to the Board along with Bio-Rad’s other directors at the Company’s Annual Meeting on April 22, 2014.

Mr. Malchione has a broad range of experience in corporate strategy and technology development, most notably at Avery Dennison Corporation, where he served as Senior Vice President, Corporate Strategy and Technology from 2000 to 2011. Prior to that, he served as Vice President, Director and Partner at Boston Consulting Group.
Currently, Mr. Malchione is on the Board of Directors and Executive Committee for Innovate Pasadena. He is also an advisor to a start-up company developing system engineering tools for manufacturing companies.

Mr. Malchione holds a Master of Business Administration degree from Harvard Graduate School of Business Administration and a Bachelor of Science degree in mechanical engineering from Lehigh University.
"We are pleased to have Robert join our Board," said Norman Schwartz, Bio-Rad President and Chief Executive Officer. "His many years of experience working with large, global operations in a variety of areas will be a valuable addition to Bio‑Rad."

About Bio-Rad
Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb) has been at the center of scientific discovery for 60 years, manufacturing and distributing a broad range of products for life science research and clinical diagnostic markets. The company is renowned for its commitment to quality and customer service among university and research institutions, hospitals, public health and commercial laboratories, as well as the biotechnology, pharmaceutical, and food safety industries. Founded in 1952, Bio-Rad is based in Hercules, California, and serves more than 100,000 research and industry customers through its global network of operations. The company employs approximately 7,600 people worldwide and had revenues exceeding $2 billion in 2012. Visit us at www.bio‑rad.com.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. For further information regarding the Company's risks and uncertainties, please refer to the “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Bio-Rad Laboratories, Inc., disclaims any obligation to update these forward-looking statements.

Press Contact:
Bio-Rad Laboratories, Inc.
Tina Cuccia
Corporate Communications
+1 510-724-7000
tina_cuccia@bio-rad.com